Exhibit 10.29

PETCO ANIMAL SUPPLIES STORES, INC.

FIRST AMENDMENT

TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 10, 2005 and entered into by and among PETCO Animal Supplies Stores, Inc., a Delaware corporation (“Company”), the financial institutions listed on the signature pages hereof (“Lenders”) and Wells Fargo Bank, National Association, as administrative agent for Lenders (“Administrative Agent”), and is made with reference to that certain Credit Agreement dated as of January 13, 2005 (the “Credit Agreement”), by and among Company, Lenders and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to amend the Credit Agreement to (i) increase the Consolidated Capital Expenditures permitted under subsection 7.8 and (ii) make certain other amendments as set forth below:

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

1.1 Amendments to Section 1: Definitions

Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Excluded Expenditures” therefrom in its entirety and substituting the following therefore:

““Excluded Expenditures” means, (i) expenditures to the extent they are made with the proceeds of the issuance of Capital Stock of any Loan Party or of any capital contribution to any Loan Party after the Closing Date or with Net Casualty/Condemnation Proceeds or Net Asset Sales Proceeds, (ii) expenditures used for Permitted Acquisitions, (iii) expenditures used for acquisitions of fee owned real estate, up to an aggregate amount of $25,000,000 per Fiscal Year, so long as (a) the Company demonstrates to the satisfaction of the Administrative Agent a viable plan to complete a sale-leaseback of such property within one year of the acquisition thereof and (b) the Administrative Agent approves of the exclusion of such expenditures in its reasonable discretion, provided that if the applicable Loan Party fails to complete a sale-leaseback with respect to such real property within such one-year period, expenditures used for such acquisition of such real property shall be included as a Consolidated Capital Expenditure in the Fiscal Year in which such one year period expires, and (iv) a one-time, non-cash, cumulative, historical adjustment to Consolidated Capital Expenditures recorded in the Fiscal Year ended January 29, 2005.”

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1.2 Amendments to Section 7: Company’s Negative Covenants

Section 7.8 of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefore:

“7.8 Consolidated Capital Expenditures.

Company shall not, and shall not permit Holdings or any of its Subsidiaries to, make or incur Consolidated Capital Expenditures in an aggregate amount in excess of (a) $121,000,000 for the Fiscal Year ended on January 29, 2005, (b) $150,000,000 for the Fiscal Year ending on January 28, 2006, (c) $161,000,000 for the Fiscal Year ending on February 3, 2007, (d) $172,000,000 for the Fiscal Year ending on February 2, 2008, (e) $183,000,000 for the Fiscal Year ending on January 31, 2009 and (f) $194,000,000 for the Fiscal Year ending on January 30, 2010 (such amount, for each Fiscal Year, the “Maximum Expenditure Amount”); provided that the Maximum Expenditure Amount for any Fiscal Year, beginning with the Fiscal Year ending on February 3, 2007, shall be increased by an amount equal to the excess, if any, of the Maximum Expenditure Amount for the previous year (without giving effect to any previous adjustment made in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year, but in no event shall such increase exceed 10% of the Maximum Expenditure Amount for such previous Fiscal Year, provided, further that notwithstanding the limitations set forth in clauses (a) through (f) herein, Company may make or incur additional Consolidated Capital Expenditures in an aggregate amount not to exceed $40 million for the purpose of purchasing the land and improvements comprising Company’s corporate headquarters (or a portion thereof) and provided further that for purposes of determining compliance with this covenant, any Consolidated Capital Expenditures made by Holdings or any of its Subsidiaries in connection with the acquisition and improvement of real property during any period shall be deemed to be decreased by the net proceeds (consisting of Cash payments received from the sale net of any direct sales costs incurred in connection with the sale) of any sale-leaseback transaction covering such real property and improvements (not exceeding the amount of such Consolidated Capital Expenditures) consummated in accordance with clause (2) of the first proviso of Section 7.9 in the period in which such sale-leaseback transaction is consummated.”

Section 2. CONDITIONS TO EFFECTIVENESS

Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. On or before the First Amendment Effective Date, Company shall deliver to Lenders (or to Administrative Agent or its legal counsel for Lenders) one or more copies of this Amendment executed by each Loan Party, dated the First Amendment Effective Date.

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B. Requisite Lenders shall have executed this Amendment and delivered copies to Administrative Agent or its legal counsel.

C. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Section 3. COMPANY’S REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

A. Corporate Power and Authority. Company has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company.

C. No Conflict. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, which breach or default would reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

D. Governmental Consents. The execution and delivery by Company of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E. Binding Obligation. This Amendment has been duly executed and delivered by Company and this Amendment and the Amended Agreement are the legally valid

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and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4. MISCELLANEOUS

A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B. Fees and Expenses. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

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E. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Company, Requisite Lenders and each of the Loan Parties and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 5. ACKNOWLEDGEMENT AND CONSENT BY GUARANTORS

Each guarantor listed on the signature pages hereof (“Guarantors”) hereby acknowledges that it has read this Amendment and consents to the terms thereof, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of each Guarantor under its applicable Guaranty shall not be impaired or affected and the applicable Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Each Guarantor further agrees that nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PETCO ANIMAL SUPPLIES STORES, INC., a Delaware corporation

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief Financial Officer

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Alex Y. Kim
Name:	Alex Y. Kim
Title:	Vice President

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LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Matthew Koenig
Name:	MATTHEW KOENIG
Title:	Senior Vice President

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U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Guy Shinagawa
Name:	Guy Shinagawa
Title:	Assistant Vice President

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UNION BANK OF CALIFORNIA, N.A.

By:	/s/ L D. Hart
Name:	L D. Hart
Title:	Vice President

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NATIONAL CITY BANK

By:	/s/ Ralph Kaparos
Name:	Ralph Kaparos
Title:	Senior Vice President

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HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Blake Seaton
Name:	BLAKE SEATON
Title:	VICE PRESIDENT

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JPMORGAN CHASE BANK, N.A.

By:	/s/ Jason A. Rastovski
Name:	Jason A. Rastovski
Title:	Vice President

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GUARANTORS:

PETCO ANIMAL SUPPLIES, INC.,
a Delaware corporation

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

INTERNATIONAL PET SUPPLIES AND DISTRIBUTION, INC.,
a California corporation

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

PETCO SOUTHWEST, INC.,
a California corporation

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

PETCO SOUTHWEST, L.P.,
a California limited partnership

By:	PETCO ANIMAL SUPPLIES STORES, INC.
Its:	General Partner

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

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PET CONCEPTS INTERNATIONAL,
a California corporation

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

PM MANAGEMENT INCORPORATED,
a California corporation

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

E-PET SERVICES,
a California corporation

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

E-PET SERVICES, LLC,
a Virginia limited liability company

By:	E-PET SERVICES
Its:	Sole Member

By:	/s/ Rodney Carter
Name:	Rodney Carter
Title:	Senior Vice President and Chief
Financial Officer

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